UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report: June 14, 2017

(Date of earliest event reported)

E*TRADE Financial Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1271 Avenue of the Americas, 14th Floor, New York, New York 10020

(Address of Principal Executive Offices and Zip Code)

(646) 521-4300

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

The Board of Directors (the “Board”) of E*TRADE Financial Corporation (the “Company”) approved the amendment and restatement of the Company’s Bylaws (the “Bylaws”), effective June 14, 2017. The Bylaws include the following amendments:

Article 1, Section 1.01 of the Bylaws has been amended to clarify that the Company may postpone, reschedule or cancel a meeting of the stockholders scheduled by the Board.

Article 1, Section 1.08 of the Bylaws has been amended to update the advance notice deadline and related procedural and disclosure requirements by which a stockholder (the “Proposing Person”) may propose business that is not submitted for inclusion in the Company’s proxy materials in connection with an annual meeting of the stockholders and nominations in connection with an annual or special meeting of the stockholders. The amendments push back the deadline for advance notice of business and nominations for an annual meeting to not later than the close of business 90 days, nor earlier than the close of business 120 days prior to the one year anniversary of the preceding year’s annual meeting. As a result of the amendments, for the 2018 Annual Meeting, notice of such business or nominations must be received by the Company no earlier than January 11 and no later than February 10, 2018 as set forth more fully in the Bylaws, and must comply with the other requirements set forth in the Bylaws.

The amendments require the Proposing Person to provide information regarding the Proposing Person, including the Proposing Person’s ownership of securities in the Company (including ownership of derivative securities). Further, the amendments require the Proposing Person to provide additional information regarding the candidate whom the Proposing Person proposes to nominate for election as a director, including all information with respect to such nominee that would be required to be set forth in a stockholder’s notice if such nominee were a Proposing Person and a description of any direct or indirect material interest in any material contract or agreement between or among any Proposing Person and each nominee or his or her respective associates. The amendments also require the Proposing Person to provide information regarding the proposed business and any related agreements between the Proposing Person and any other beneficial holder. Additionally, the Proposing Person must update or supplement its notice, if necessary, prior to the stockholder meeting and the Proposing Person (or a qualified representative) must appear at such meeting in order for such candidate to be elected or such business to be conducted.

Article 1, Section 1.08(d) has been added to the Bylaws to establish procedures around the right of stockholders to call a special meeting of the stockholders. The Company’s Amended and Restated Certificate of Incorporation provides that a special meeting may be called by the holders of shares entitled to cast not less than 10 percent of the votes at such special meeting. The new subsection requires that a stockholder (the “Requesting Person”) first request a record date to determine the stockholders entitled to call such special meeting. Such request must provide certain information about the Requesting Person and the purpose of the special meeting. Additionally, the Requesting Person must update or supplement this information, if necessary, prior to the stockholder meeting.

Article 1, Section 1.09 has been added to the Bylaws to provide additional requirements for the valid nomination of a candidate for director. The new section requires that a candidate provide (i) certain background information and (ii) representations regarding disclosure of voting or compensation arrangements and compliance with the Company’s policies and guidelines.

Article 1, Section 1.10 has been added to the Bylaws to provide for the conduct of meetings of the stockholders. The amendment clarifies that the presiding officer over a meeting of the stockholders shall set rules of conduct for the meeting, including as to opening and closing of polls, order of business and time allotted to participants in the meeting of the stockholders.

Article 2, Section 2.07 of the Bylaws has been amended to provide that the Chairman of the Board or a majority of directors on the Board may call a special meeting of the Board.

The Bylaws also include certain technical, conforming and clarifying changes. The foregoing description is qualified in its entirety by the Bylaws which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

3.1	Amended and Restated Bylaws of E*TRADE Financial Corporation, effective June 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION
Dated: June 20, 2017	By:	/s/ Lori S. Sher
	Name:	Lori S. Sher
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of E*TRADE Financial Corporation, effective June 14, 2017